Exhibit 3.4

FORM OF

DOUBLEVERIFY HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

Effective as of         , 2021

DOUBLEVERIFY HOLDINGS, INC.

BYLAWS

Table of Contents
(continued)

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Table of Contents
(continued)

		Page

Section 6.05.	Contract Right; Non-Exclusivity; Survival	22
Section 6.06.	Insurance	22
Section 6.07.	Employees and Agents	22
Section 6.08.	Interpretation; Severability	22

ARTICLE VII

OFFICES

Section 7.01.	Registered Office	23
Section 7.02.	Other Offices	23

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.	Stockholder’s Agreement	23
Section 8.02.	Dividends	23
Section 8.03.	Reserves	24
Section 8.04.	Execution of Instruments	24
Section 8.05.	Voting as Stockholder	24
Section 8.06.	Fiscal Year	24
Section 8.07.	Seal	24
Section 8.08.	Books and Records; Inspection	24
Section 8.09.	Electronic Transmission	24

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01.	Amendment	24

ARTICLE X

CONSTRUCTION

Section 10.01.	Construction	25

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DOUBLEVERIFY HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

As amended and restated effective                     , 2021

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01.  Annual Meetings.  An annual meeting of the stockholders of DoubleVerify Holdings, Inc. (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held each year on such date and at such place, if any, and time as are designated by resolution of the Corporation’s board of directors (the “Board”) and set forth in the notice or waiver of notice of the meeting, unless, subject to the certificate of incorporation of the Corporation as then in effect (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) and Section 1.11 of these Amended and Restated Bylaws (the “Bylaws”), the stockholders have acted by written consent to elect directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).  The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.02.  Special Meetings.  Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation.  Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting.  The business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting.  Any special meeting of the stockholders shall be held at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting.  The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

Section 1.03.  Participation in Meetings by Remote Communication.  The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications (including by webcast), and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication (including by webcast).  Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed to be present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication (including by webcast); provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.04.  Notice of Meetings; Waiver of Notice.

(a)  Whenever stockholders are required or permitted to take any action at a meeting, the Secretary or any Assistant Secretary of the Corporation shall cause notice of the meeting to be given in a manner permitted by the DGCL, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting).  The notice may contain such other information as may be required by law or as may be deemed appropriate by the officer calling the meeting or the Board.  Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL.  If the stockholder list referred to in Section 1.06 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.  If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(b)  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation.  Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission).  A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the

Corporation who is available to assist with accessing such files or information.  Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.  The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission,” as used in these Bylaws, shall have the meanings ascribed thereto in the DGCL.  An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)  A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05.  Proxies.

(a)  Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b)  A stockholder may authorize a valid proxy by executing a written document setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a document (including any electronic transmission) created pursuant to this section may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original document.

(c)  No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted.  Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 1.06.  Voting Lists.   The Corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list, which may be in any format including electronic format, shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law.  The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07.  Quorum.  Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.08.  Voting.   Except as otherwise provided in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his, her or its name on the books of the Corporation (a) at the close of business on the record date for such meeting or (b) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless a different or minimum vote is otherwise expressly provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.  The election of directors, provided a quorum is present, shall be decided by the affirmative vote of the holders of at least a plurality in voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in an election of directors, unless otherwise expressly provided by provision of law, the Certificate of Incorporation (including a certificate of designation for any series of preferred stock) or these Bylaws.  The stockholders do not have the right to cumulate their votes for the election of directors.

Section 1.09.  Adjournment.   Any meeting of stockholders may be adjourned from time to time, by the presiding person of the meeting or by the vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, a notice of the adjourned meeting, in accordance with Section 1.04 of these Bylaws, shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.10.  Organization; Procedure; Inspection of Elections.

(a)  At every meeting of stockholders, the presiding person shall be the Chairperson of the Board or, in the event of his or her absence or disability, the Chief Executive Officer and President of the Corporation or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board.  The Secretary of the Corporation or, in the event of his or her absence or disability, the Assistant Secretary of the Corporation, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting.  The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders or records of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter of business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)  Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors.  If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  No director or nominee for the office of director shall be appointed as an inspector of elections.  Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11.  Consent of Stockholders in Lieu of Meeting.  Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of action at an annual or special meeting of stockholders.

Section 1.12.  Notice of Stockholder Proposals and Nominations.

(a)  Annual Meetings of Stockholders.  (i)  Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) in accordance with the then-applicable terms, if any, of the Stockholder’s Agreement, between the Corporation and Providence VII U.S. Holdings L.P. (the “PEP Investor”), dated as of April          , 2021 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholder’s Agreement”), (B) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 1.04 of these Bylaws, (C) by or at the direction of the Board or a Committee (as defined herein) appointed by the Board for such purpose or (D) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.12(a) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the date of the meeting, subject to paragraph (c)(ii)(D) of this Section 1.12.

(ii)  For nominations of persons for election to the Board or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (D) of Section 1.12(a)(i) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on May 15, 2021); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the total voting power of all outstanding shares of capital stock of the Corporation required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation.  Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal (other than a nomination) at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(ii) or paragraph (b) of this Section 1.12 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date.  Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof).  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iii)  Notwithstanding anything in Section 1.12(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on May 15, 2021), then a stockholder’s notice under this Section 1.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)  Special Meetings of Stockholders.  Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) in accordance with the then-applicable terms, if any, of the Stockholder’s Agreement, (2) by or at the direction of the Board or a Committee appointed by the Board for such purpose (or stockholders pursuant to and in accordance with the Certificate of Incorporation) or (3) provided that the Board or such Committee (or stockholders pursuant to and in accordance with the Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.12(b) and at the date of the meeting who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, subject to paragraph (c)(ii)(D) of this Section 1.12.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.12(a)(ii) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which a public announcement is first made of the date of the special meeting at which directors are to be elected.

(c)  General.

(i)  Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 or in accordance with the then-applicable terms, if any, of the Stockholder’s Agreement shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presiding person of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.12) and (y) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)  If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation.  For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(A)    Whenever used in these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(B)    Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12.  Nothing in this Section 1.12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(C)    The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.

(D)    Notwithstanding anything to the contrary contained in this Section 1.12, for as long as the Stockholder’s Agreement remains in effect, the PEP Investor shall not be subject to the notice procedures set forth in paragraphs (a)(ii), (a)(iii) or (b) of this Section 1.12 with respect to any annual or special meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.  General Powers.  Except as may otherwise be provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.  The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 2.02.  Number and Term of Office.  The number of directors constituting the entire Board and the term of office for each director shall be as provided for in the Certificate of Incorporation.

Section 2.03.  Classification; Election of Directors.  The Board shall be classified into three classes as provided by the Certificate of Incorporation.  Except as otherwise provided in Section 2.15 of these Bylaws, at each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting shall be elected.

Section 2.04.  Regular Meetings.  Regular meetings of the Board shall be held on such dates, and at such times and places as are determined from time to time by resolution of the Board.  Notice of such regular meetings shall not be required.

Section 2.05.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairperson of the Board or the Chief Executive Officer and President of the Corporation or, in the event of their absence or disability, by the Secretary of the Corporation, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Any business may be conducted at a special meeting.

Section 2.06.  Notice of Meetings; Waiver of Notice.

(a)  Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these Bylaws.  Notices shall be given personally, or by telephone confirmed by facsimile, electronic mail or other electronic transmission dispatched promptly thereafter, or by electronic mail directed to each director at the address from time to time designated by such director to the Secretary of the Corporation.  Each such notice must be given (and, in the case of personal service, confirmation of receipt of notice must be received) at least twenty-four (24) hours prior to the time of a special meeting, and at least five (5) days prior to the initial regular meeting affected by such resolution or other action, as the case may be.

(b)  A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.07.  Quorum; Voting.  Except as otherwise provided in the Certificate of Incorporation or these Bylaws, at all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.08.  Action by Telephonic Communications.  Members of the Board may participate in a meeting of the Board by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.09.  Adjournment.  A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present.  No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these Bylaws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.10.  Procedure.  At every meeting of the Board, the presiding person shall be the Chairperson of the Board or, in the event of his or her absence or disability, the Chief Executive Officer and President of the Corporation or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board.  The Secretary of the Corporation or, in the event of his or her absence or disability, the Assistant Secretary of the Corporation, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting.  The Board shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

Section 2.11.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission.  After an action is taken, the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.12.  Regulations.  To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.  The Board may elect from among its members one or more chairpersons or vice-chairpersons to preside over meetings and to perform such other powers and duties customarily and usually associated with the office of chairperson of the board of directors, as well as any additional powers and duties as may be from time to time assigned to him or her by the Board.

Section 2.13.  Resignations of Directors.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Board, the Chairperson of the Board, the Chief Executive Officer and President of the Corporation or the Secretary of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon delivery and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.14.  Removal of Directors.  Directors may only be removed in the manner set forth in the Certificate of Incorporation and applicable law.

Section 2.15.  Vacancies and Newly Created Directorships.  Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation, subject to the then-applicable terms, if any, of the Stockholder’s Agreement.

Section 2.16.  Compensation.  The directors shall be entitled to compensation for their services to the extent approved by the Compensation Committee of the Board, or if no such Committee exists, the Board.  The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.

Section 2.17.  Reliance on Accounts and Reports, etc.  A director, as such or as a member of any Committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

COMMITTEES

Section 3.01.  How Constituted.   The Board shall have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and such other committees as the Board may determine (collectively, the “Committees”).  Each Committee shall consist of such number of directors as from time to time may be fixed by the directors then in office and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such Committee by the Board but no Committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these Bylaws or (c) any other matter required by law or by the Certificate of Incorporation to be approved by the full Board.  Any Committee may be abolished or re-designated from time to time by the Board.

Section 3.02.  Members and Alternate Members.  The members of each Committee shall be selected by the Board.  The Board may designate one or more directors as alternate members of any Committee.  An alternate member may replace any absent or disqualified member at any meeting of the Committee.  In the absence or disqualification of a member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  An alternate member may attend any meeting of the Committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.  Each member or alternate member of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.

Section 3.03.  Committee Procedures.  A quorum for each Committee shall be a majority of its members, unless the Committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board.  The vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.  Each Committee shall keep regular minutes of its meetings and report to the Board when required in accordance with the provisions set forth in each Committee’s respective charter.  The Board may adopt other rules and regulations for the government of any Committee not inconsistent with the provisions of these Bylaws, and each Committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or rules and regulations adopted by the Board.

Section 3.04.  Meetings and Actions of Committees.  Meetings and actions of each Committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these Bylaws, with such Bylaws being deemed to refer to the Committee and its members in lieu of the Board and its members:

(a)  Section 2.04 (to the extent relating to place and time of regular meetings);

(b)  Section 2.05 (relating to special meetings);

(c)  Section 2.06 (relating to notice and waiver of notice);

(d)  Sections 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and

(e)  Section 2.09 (relating to adjournment and notice of adjournment).

Special meetings of Committees may also be called by resolution of the Board.

Section 3.05.  Resignations and Removals.   Any member (and any alternate member) of any Committee may resign from such position at any time by submitting an electronic transmission or delivering a written notice of resignation, signed by such member, to the Board, the Chairperson of the Board, the Chief Executive Officer and President of the Corporation or the Secretary of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon delivery and the acceptance of such resignation shall not be necessary to make it effective.  Any member (and any alternate member) of any Committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.06.  Vacancies.  If a vacancy occurs in any Committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present.  A Committee vacancy may be filled only by the Board subject to Section 3.01 of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.01.  Officers.   The officers of the Corporation shall be chosen by the Board and, subject to the last sentence of this Section 4.01, shall be a Chief Executive Officer and a President (which offices may be held by the same person), a Chief Financial Officer and a Secretary of the Corporation.  The Board may also designate as officers one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents of the Corporation as it shall deem necessary.  In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties.  Any action by an appointing officer may be superseded by action by the Board.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any number of offices may be held by the same person.  No officer need be a director of the Corporation.

Section 4.02.  Election.  The officers of the Corporation elected by the Board shall serve at the pleasure of the Board.  Officers appointed pursuant to delegated authority as provided in Section 4.01 shall hold their offices for such terms as may be determined from time to time by the appointing officer.  Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 4.03.  Compensation.  The salaries and other compensation of all officers of the Corporation shall be fixed by the Board or in the manner established by the Board.

Section 4.04.  Removal and Resignation; Vacancies.  Any officer may be removed for or without cause at any time by the Board.  Any officer granted the power to appoint subordinate officers as provided in Section 4.01 may remove any subordinate officer appointed by such officer, for or without cause.  Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board, the Chairperson of the Board, the Chief Executive Officer and President of the Corporation or the Secretary of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon delivery and the acceptance of such resignation shall not be necessary to make it effective.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

Section 4.05.  Authority and Duties of Officers.  An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these Bylaws, (c) to the extent not inconsistent with law or these Bylaws, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.

Section 4.06.  Chief Executive Officer and President.  The Chief Executive Officer and President of the Corporation shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  Unless otherwise provided by the Board, he or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer, president or a chief operating officer of a corporation.  He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.  The Chief Executive Officer and President of the Corporation shall have such other duties and powers as the Board may from time to time prescribe.  The Board may determine to bifurcate the role of Chief Executive Officer and President, in each case with such duties and powers as may be assigned to him or her from time to time by the Board.  In the event the role of Chief Executive Officer and President is bifurcated as described in the foregoing sentence, references in these Bylaws to Chief Executive Officer and President shall refer only to the Chief Executive Officer of the Corporation.

Section 4.07.  Vice Presidents.   If one or more Vice Presidents of the Corporation have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President of the Corporation.  In the event of absence or disability of the Chief Executive Officer and President of the Corporation, the duties of the Chief Executive Officer and President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.

Section 4.08.  Secretary.  Unless otherwise determined by the Board, the Secretary of the Corporation shall have the following powers and duties:

(a)  The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any Committees thereof in books provided for that purpose.

(b)  The Secretary shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law.

(c)  Whenever any Committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such Committee.

(d)  The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of capital stock of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal.  The Secretary may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed, he or she may attest the same.

(e)  The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these Bylaws.

(f)  The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of capital stock of the Corporation of each class issued and outstanding, the names and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.

(g)  The Secretary shall be authorized to sign certificates representing shares of capital stock of the Corporation, the issuance of which shall have been authorized by the Board.

(h)  The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer and President of the Corporation.

Section 4.09.  Treasurer.  Unless otherwise determined by the Board, the Treasurer of the Corporation, if there be one, shall be the Chief Financial Officer of the Corporation and shall have the following powers and duties:

(a)  The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.

(b)  The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer and President of the Corporation, or by such other officers of the Corporation as may be authorized by the Board or the Chief Executive Officer and President to make such determinations.

(c)  The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer and President of the Corporation may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d)  The Treasurer shall render to the Board or the Chief Executive Officer and President of the Corporation, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e)  The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(f)  The Treasurer shall be authorized to sign certificates representing shares of capital stock of the Corporation, the issuance of which shall have been authorized by the Board.

(g)  The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Bylaws or as may be assigned to the Treasurer from time to time by the Board or the Chief Executive Officer and President of the Corporation.

ARTICLE V

CAPITAL STOCK

Section 5.01.  Certificates of Stock; Uncertificated Shares.  The shares of capital stock of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by two duly authorized officers of the Corporation (it being understood that each of the Chief Executive Officer and President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose), certifying the number and class of shares registered in the name of such holder.  Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

Section 5.02.  Facsimile Signatures.  Any or all signatures on the certificates referred to in Section 5.01 of these Bylaws may be in facsimile form.  If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.  Lost, Stolen or Destroyed Certificates.  A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04.  Transfer of Stock.

(a)  Transfer of shares represented by certificates shall be made on the books of the Corporation upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law.  Shares that are not represented by a certificate shall be transferred in accordance with applicable law.  Subject to applicable law, the provisions of the Certificate of Incorporation and these Bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of capital stock of the Corporation.

(b)  The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

Section 5.05.  Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or of such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.  If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06.  Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01.  Indemnification.

(a)  In General.  Subject to Section 6.01(c), the Corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed at the request of the Corporation to serve as a director or officer of the Corporation, or (y) such person, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law.

(b)  Indemnification in Respect of Successful Defense.  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c)  Indemnification in Respect of Proceedings Instituted by Indemnitee.  Section 6.01(a) does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these Bylaws.

Section 6.02.  Advance of Expenses.  The Corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.  The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.03.  Procedure for Indemnification.  Any indemnification under Section 6.01 of these Bylaws or any advancement of expenses under Section 6.02 of these Bylaws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advancement.  Indemnification may be sought by a person under Section 6.01 of these Bylaws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final.  A person seeking indemnification or advancement of expenses may seek to enforce such person’s rights to indemnification or advancement of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within ninety (90) days of, or to the extent all or any portion of a requested advancement of expenses has not been granted within twenty (20) days of, the submission of such request.  All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation to the fullest extent permitted by law.

Section 6.04.  Burden of Proof.

(a)  In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these Bylaws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met.  A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b)  In any proceeding brought to enforce a claim for advancements to which a person is entitled under Section 6.02 of these Bylaws, the person seeking an advancement need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these Bylaws.

Section 6.05.  Contract Right; Non-Exclusivity; Survival.

(a)  The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

(b)  The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(c)  The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.06.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6.07.  Employees and Agents.  The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08.  Interpretation; Severability.  Terms defined in Sections 145(h) or 145(i) of the DGCL have the meanings set forth in such sections when used in this

Article VI.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01.  Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02.  Other Offices.  The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.  Stockholder’s Agreement.  For so long as the Stockholder’s Agreement is in effect, the provisions of the Stockholder’s Agreement (as defined in Section 1.12 of these Bylaws) shall be incorporated by reference into and govern the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholder’s Agreement.

Section 8.02.  Dividends.

(a)  Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property or shares of capital stock of the Corporation.

(b)  A member of the Board, or a member of any Committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.03.  Reserves.  There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.

Section 8.04.  Execution of Instruments.  Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.05.  Voting as Stockholder.  Unless otherwise determined by resolution of the Board, the Chief Executive Officer and President or any Vice President of the Corporation shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation or entity in which the Corporation may hold stock or other equity interests, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting.  The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.06.  Fiscal Year.   The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board.

Section 8.07.  Seal.  The seal of the Corporation shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The form of such seal shall be subject to alteration by the Board.  The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or reproduced or may be used in any other lawful manner.

Section 8.08.  Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01.  Amendment.  Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed, or new bylaws may be adopted:

(a)  by the affirmative vote of at least a majority of the directors then in office, so long as a quorum is present, at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting,

(b)  until the first date on which the PEP Investor (as defined herein) ceases to beneficially own (directly or indirectly) at least forty percent (40%) of the outstanding shares of common stock of the Corporation (the “Trigger Date”), the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at any annual or special meeting of stockholders, or

(c)  from and after the Trigger Date, the affirmative vote of the holders of at least two-thirds (66 2/3%) in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at any annual or special meeting of stockholders.

So long as the Stockholder’s Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new bylaw, that would be contrary to or inconsistent with the terms and conditions of the Stockholder’s Agreement or this sentence.  Notwithstanding the foregoing, (x) no amendment to the Stockholder’s Agreement (whether or not such amendment modifies any provision of the Stockholder’s Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this Section 9.01 and (y) no amendment, alteration or repeal of Article VI of these Bylaws shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

ARTICLE X

CONSTRUCTION

Section 10.01.  Construction.  In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.